UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 14, 2007

FEDERAL TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-23449	59-2935028
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

312 West First Street
  Sanford, Florida 32771
(address of principal executive offices)

(407) 323-1833
(Registrant’s telephone number, including areas code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.     Termination of a Material Definitive Agreement.

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2007, Federal Trust Corporation (the “Company”) appointed Dennis T. Ward, age 55, as its President, Chief Executive Officer and Director and the Company’s wholly-owned subsidiary, Federal Trust Bank (the “Bank”), appointed Mr. Ward as its Chairman, President and Chief Executive Officer. Mr. Ward has served as Executive Vice President of the Company since May 2007 and Executive Vice President and Chief Operating Officer of the Bank since February 2007. Prior to joining the Company, he served as Central Florida President of Regions Bank for nine years. His previous banking experience includes International Banking for SunTrust and National Bank of Detroit. Mr. Ward is a seasoned executive with over 31 years of banking experience. In addition, Robert G. Cox was appointed non-executive officer Chairman of the Company. Mr. Cox joined the Board of Directors of the Company in November 2006.

In connection with those appointments, the Company and the Bank terminated the employment of James V. Suskiewich as their Chief Executive Officer and President and as a director of the Bank. Mr. Suskiewich currently remains a director of the Company

The Company has also terminated Mr. Suskiewich’s Employment Agreement dated October 1, 2005, effective October 13, 2007. Pursuant to the terms of the Employment Agreement, the Company will incur an early termination penalty in the form of a severance payment equal to Mr. Suskiewich’s base salary through September 14, 2010, or $1,093,750. In addition, the Company is obligated to continue Mr. Suskiewich’s participation in any benefit plans and programs in which he was entitled to participate until the sooner of: (i) September 14, 2010; or (ii) the date he becomes eligible for participation in a comparable plan provided by another employer; provided, in either case, however, that his continued participation is possible under the general terms and provisions of such plans and programs. The Company is also currently evaluating any additional liabilities it may incur with respect to Mr. Suskiewich’s termination and supplemental benefits.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:
99.1	Press release (solely furnished and not filed for purposes of Item 8.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Trust Corporation
(Registrant)

Date: September 14, 2007	By:	/s/ Gregory E. Smith
Gregory E. Smith
Executive Vice President and Chief Financial Officer (407) 323-1833